UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

September 11, 2014

DigiPath, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

000-54239	27-3601979
(Commission File Number)	(IRS Employer Identification No.)

6450 Cameron St Suite 113
Las Vegas, NV 89118

(Address of Principal Executive
Offices and zip code)

(702) 527-2060

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment to Consulting Agreement With Joe Tanner

On September 11, 2014, the Board of Directors of DigiPath, Inc. (“DigiPath,” “we,” or “us”) approved and authorized an increase in the monthly compensation of Joe Tanner, our Chief Executive Officer, President and Executive Chairman of the Board, from $5,500 to $15,000, which increase will be retroactively effective as of August 19, 2014. On September 12, 2014, we entered into an amendment (the “Tanner Amendment”) to that certain Consulting, Confidentiality and Proprietary Rights Agreement dated May 30, 2014, by and between us and Mr. Tanner (the “Tanner Consulting Agreement”), to reflect Mr. Tanner’s new executive officer appointments and compensatory arrangements. Except as described above, our agreement with Mr. Tanner as described in the Tanner Consulting Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2014, remains unchanged.

Increase in Compensation of David Williams

On September 11, 2014, the Board also approved and authorized an increase in the monthly compensation of David J. Williams, our Secretary and Interim Chief Financial Officer, from $9,000 to $12,000, which increase will be retroactively effective as of August 19, 2014. Except as described above, our agreement with Mr. Williams as described in that certain Consulting, Confidentiality and Proprietary Rights Agreement dated April 24, 2014, by and between us and ValueDriven CFO (the “Williams Consulting Agreement”), which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2014, remains unchanged.

The foregoing description of the Tanner Amendment is qualified in its entirety by reference thereto, which is filed as Exhibit 10.1 to this Current Report, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Consulting, Confidentiality and Proprietary Rights Agreement, dated September 12, 2014, by and between DigiPath, Inc. and Joe Tanner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigiPath, Inc.

Date: September 15, 2014

By:	/s/ David J. Williams
David J. Williams
Chief Financial Officer